UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 11, 2011
Date of Report (Date of earliest event reported)

SONO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51583	98-0441019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 N. Carson Street, Suite 125 Carson City, Nevada 89706	89706
(Address of principal executive offices)	(Zip Code)

(775) 348-9330
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - Registrant's Business and Operations

Item 1.01       Entry into a Material Definitive Agreement

Effective on August 11, 2011, Sono Resources, Inc. (the "Company") entered into an agreement in principle to acquire the remaining 5% of the shares of Bonnyridge Pty to hold 100% of the shares. A copy of the agreement in principle is attached as Exhibit 10.1 to this Current Report.

As previously disclosed in the Company's Current Reports on Form 8-K, as filed with the SEC on April 7, 2011, April 29, 2011, May 25, 2011, June 15, 2011 and July 22, 2011, the Company entered into the Share Purchase Agreement with Tignish and Bonnyridge for the Company to purchase 95% of the issued and outstanding shares of Bonnyridge, which is the legal and beneficial owner of three mineral license blocks located in northwestern Botswana, Africa. Both Tignish and Bonnyridge are companies incorporated under the laws of Botswana. Tignish is the registered and beneficial owner of 950 common shares of Bonnyridge (the "Purchased Shares"), representing 95% of the issued and outstanding shares of Bonnyridge. Pursuant to the Share Purchase Agreement (as now amended by the Amending Agreement as described above), Tignish has agreed to sell, and the Company has agreed to purchase, the Purchased Shares for the following consideration: (i) an initial cash payment of US$200,000 within three days of execution of the Share Purchase Agreement; (ii) a further cash payment of US$100,000 on or before the Closing Date (which shall be on or before July 15, 2011, unless otherwise agreed by the parties in writing); and (iii) 6,500,000 restricted common shares of the Company on or before the Closing Date.

SECTION 9 - Financial Statements and Exhibits

Item 9.01        Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired

Not applicable.

(b)        Pro forma Financial Information

Not applicable.

(c)        Shell Company Transaction

Not applicable.

(d)        Exhibits
Exhibit	Description
10.1	Agreement in Principle dated August 10, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO RESOURCES, INC.
Date: August 16, 2011	/s/ William D. Thomas Name: William D. Thomas Title: Chief Financial Officer

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